Exhibit 10.12

LOAN AGREEMENT

This LOAN AGREEMENT dated as of March 27, 2018 (the “Agreement”), is executed by and between by and between RU 6877-6971 West Frye Road Chandler AZ, LLC, a California limited liability company (the “Borrower”), and Alliant Credit Union, an Illinois state chartered credit union, its successors and assigns (the “Lender”).

RECITALS:

A.           Borrower owns the property described in Exhibit “A” attached hereto (the “Land”)

B.           The Land is improved with an approximately 162,714 square feet industrial building (the “Improvements”) and any and all improvements not on the Land which are required to be in place to make use of the Improvements (the “Offsite Improvements”; the Improvements and the Offsite Improvements being collectively referred to herein as the “Property”).

B. Borrower has applied to Lender for the Loan (as hereinafter defined) for the purpose of refinancing the Property, and Lender is willing to make the Loan upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements herein contained, the sufficiency of which is hereby acknowledged, the parties hereto represent and agree as follows:

AGREEMENTS:

ARTICLE 1

INCORPORATION AND DEFINITIONS

1.1.         Incorporation and Definitions. The foregoing recitals and all exhibits hereto are hereby made a part of this Agreement. The capitalized terms set forth below shall have the following meanings as used in this Agreement:

Borrower: RU 6877-6971 West Frye Road Chandler AZ, LLC, a California limited liability company.

Business Day: Any day other than a Saturday, Sunday or a legal holiday on which banks are authorized or required to be closed for the conduct of commercial banking business in Chicago, Illinois.

Deed of Trust: As defined in Section 4 hereof. Default Rate: As defined in the Note.

Environmental Indemnity: As defined in Section 4 hereof.

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Environmental Laws: As defined in the Environmental Indemnity.

Event of Default: One or more of the events or occurrences referred to in Article 11 of this Agreement.

Guarantor: RW Holdings NNN REIT, Inc., a Maryland corporation

Hazardous Materials: As defined in the Environmental Indemnity.

Improvements: As defined in the Recitals to this Agreement.

Interest Rate: As defined in the Note.

Land: That certain parcel or parcels of real estate legally described in Exhibit “A” to this Agreement, together with all improvements presently located thereon and all easements and other rights appurtenant thereto.

Lease(s): Any and all leases, licenses or agreements for use of any part of the Premises.

Legal Requirements: As to any person or party, the Certificate of Organization and Operating Agreement or other organizational or governing documents of such person or party, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon such person or party or any of its property or to which such person or party or any of its property is subject.

Lender: Alliant Credit Union, an Illinois state chartered credit union.

Loan: The loan to be made pursuant to this Agreement.

Loan Amount: Fourteen Million Five Hundred Seventy-Five Thousand and no/100 Dollars ($14,575,000.00).

Loan Documents: This Agreement, the documents specified in Article 4 hereof and any other instruments evidencing, securing or guarantying obligations of any party under the Loan.

Loan Expenses: As defined in Section 6.2(d) hereof.

Loan Opening: The disbursement of Loan Proceeds.

Loan Opening Date: March 27, 2018.

Loan Proceeds: All amounts advanced as part of the Loan, whether advanced directly to Borrower or otherwise.

Loan Reserves: As defined in the Section 7 herein.

Maturity Date: March 27, 2028.

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Note: As defined in Section 4 hereof.

Offsite Improvements: As defined in the Recitals to this Agreement.

Permitted Exceptions: The title exceptions specified in Exhibit “B” hereto.

Premises: The Land and the Property.

Property: As defined in the Recitals to this Agreement.

Reserves: As defined in Article 7 of this Agreement.

State: The state in which the Premises is located.

Title Insurance Company: First American Title Insurance Company.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES

2.1.         Representations and Warranties. To induce Lender to execute and perform this Agreement, Borrower hereby represents, covenants and warrants to Lender as follows:

(a)          At the Loan Opening and at all times thereafter until the Loan is paid in full, Borrower will have fee simple title to the Land, subject only to the Permitted Exceptions;

(b)          Borrower is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of California and is qualified to conduct business in the State of Arizona. Borrower has full power and authority to conduct its business as presently conducted, to own and manage the Property, to enter into this Agreement and to perform all of its duties and obligations under this Agreement and under the Loan Documents; such execution and performance have been duly authorized by all necessary Legal Requirements. Neither Borrower nor Guarantor has been convicted of a felony and there are no proceedings or investigations being conducted involving criminal activities of either Borrower or Guarantor;

(c)          This Agreement, the Note, the Deed of Trust, the other Loan Documents and any other documents and instruments required to be executed and delivered by Borrower and/or Guarantor in connection with this Loan, when executed and delivered, will constitute the duly authorized, valid and legally binding obligations of the party required to execute the same and will be enforceable strictly in accordance with their respective terms (except to the extent that enforceability may be affected or limited by applicable bankruptcy, insolvency and other similar debtor relief laws affecting the enforcement of creditors’ rights generally and to general equity principles); no basis presently exists for any claim against Lender under this Agreement, under the Loan Documents or with respect to the Loan; enforcement of this Agreement and the Loan Documents is subject to no defenses of any kind;

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(d)          The execution, delivery and performance of this Agreement, the Note, the Deed of Trust, the other Loan Documents and any other documents or instruments to be executed and delivered by Borrower or Guarantor pursuant to this Agreement or in connection with this Loan and the occupancy and use of the Property will not: (i) violate any Legal Requirements, or (ii) conflict with or result in any breach or default of any of the terms, covenants, conditions or provisions of any indenture, mortgage, deed of trust, instrument, document, agreement or contract of any kind to which Borrower or Guarantor is a party or by which any of them may be bound. Neither Borrower nor Guarantor is in default (subject to grace or cure periods) under any contract or agreement to which it is a party, the effect of which default will adversely affect the performance by Borrower or Guarantor of its obligations pursuant to and as contemplated by the terms and provisions of this Agreement and/or the other Loan Documents;

(e)          To the best of Borrower’s knowledge, no condition, circumstance, event, agreement, document, instrument, restriction, litigation or proceeding (or threatened litigation or proceeding or basis therefor) exists which could (i) adversely affect the validity or priority of the liens and security interests granted Lender under the Loan Documents;

(ii) materially adversely affect the ability of Borrower or Guarantor to perform their obligations under the Loan Documents; or (iii) constitute an Event of Default under any of the Loan Documents or an event which, with the giving of notice, passage of time, or both, would constitute such an Event of Default;

(f)           To the best of Borrower’s knowledge, the Land and the present use and occupancy of the Land does not violate or conflict with any applicable law, statute, ordinance, rule, regulation or order of any kind, including, without limitation, Environmental Laws, zoning, building, land use, noise abatement, occupational health and safety or other laws, any building permit or any condition, grant, easement, covenant, condition or restriction, whether recorded or not and if a third-party is required under any covenants, conditions and restrictions of record or any other agreement to consent to the use and/or operation of the Property, Borrower has obtained such approval from such party. In addition, and without limiting the foregoing, the Borrower shall (a) take commercially reasonable steps to ensure that no person or entity owns a controlling interest in or otherwise controls the Borrower is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control (“OFAC”), the Department of the Treasury or included in any Executive Orders, (b) not use or permit the use of any Loan Proceeds to violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto, and (c) comply with all applicable Bank Secrecy Act (“BSA”) laws and regulations, as amended;

(g)          Except as described in the Reports (as defined in the Environmental Indemnity), to the best of Borrower’s knowledge (i) the Land has never been used, and the Premises will not be used, for any activities which, directly or indirectly, involve the use, generation, treatment, storage, transportation or disposal of any Hazardous Materials in violation of any Environmental Laws, (ii) no Hazardous Materials exist now, and no Hazardous Materials will hereafter exist on the Premises in violation of any Environmental Laws or under the Premises or in any surface waters or groundwaters on or under the Premises, and (iii) the Premises and its existing uses have at all times complied with and will comply with all Environmental Laws, and Borrower has not violated, and will not violate, any Environmental Laws;

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(h)          To the best of Borrower’s knowledge that there are no facilities on the Premises which are subject to reporting under any State laws or Section 312 of the Federal Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. Section 11022), and federal regulations promulgated thereunder. To Borrower’s knowledge, the Premises do not contain any underground storage tanks;

(i)          All financial statements submitted by Borrower or Guarantor to Lender in connection with this Loan are true and correct in all material respects, have been prepared in accordance with generally accepted accounting principles consistently applied, and fairly present the respective financial conditions and results of operations of the entities which are their subjects;

(j)          This Agreement and all financial statements, budgets, schedules, opinions, certificates, confirmations, contractor’s statements, applications, rent rolls, affidavits, agreements, and other materials submitted to Lender in connection with or in furtherance of this Agreement by or on behalf of Borrower or Guarantor fully and fairly state the matters with which they purport to deal, and neither misstate any material fact nor, separately or in the aggregate, fail to state any material fact necessary to make the statements made not misleading;

(k)          All utility and municipal services required for the occupancy and operation of the Premises, including, but not limited to, water supply, storm and sanitary sewage disposal systems, cable services, gas, electric and telephone facilities are available for use at the Land;

(l)          To the best of Borrower’s knowledge, all governmental permits and licenses required by applicable law to occupy and operate the Premises and the Property have been validly issued and are in full force;

(m)          Borrower has received no written notice that the storm and sanitary sewage disposal system, water system, drainage system and all mechanical systems of the Premises do not comply with all applicable laws, statutes, ordinances, rules and regulations, including, without limitation, all Environmental Laws;

(n)          To the best of Borrower’s knowledge, all utility, parking, access (including curb-cuts and highway access), construction, recreational and other permits and easements required for the use of the Premises have been issued; and

(o)          Based solely on Borrower’s title policy issued by the Title Company, the Property does not encroach upon any building line, set back line, sideyard line, or any recorded or visible easement (or other easement of which Borrower is aware or has reason to believe may exist) which exists with respect to the Premises.

2.2.         Continuation of Representations and Warranties. The Borrower hereby covenants, warrants and agrees that the representations and warranties made in Section 2.1 hereof shall be and shall remain true and correct at the time of the Loan Opening and at all times thereafter so long as any part of the Loan shall remain outstanding.

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ARTICLE 3

THE LOAN

3.1.         Agreement to Borrow and Lend. Borrower agrees to borrow from Lender, and Lender agrees to lend to Borrower an amount not to exceed the Loan Amount on the terms of and subject to the conditions of this Agreement.

3.2.         Interest. Interest on funds advanced hereunder shall:

(a)          from the Loan Opening until the Maturity Date, accrue at the applicable Interest Rate;

(b)          be computed upon advances of the Loan from and including the date of each advance by Lender to or for the account of Borrower (whether to an escrow or otherwise), on the basis of a three hundred sixty (360)-day year and the actual number of days elapsed in any portion of a month in which interest is due; and

(c)          be paid by Borrower to Lender (unless deducted from the Loan Reserve) together with principal payments, if any, in the manner set forth in the Note.

3.3.         Maturity Date. Prior to the Maturity Date, principal payments, if any, shall be made as provided in the Note. The entire principal balance of the Note and all accrued and unpaid interest thereon shall be due, if not sooner paid, on the Maturity Date.

ARTICLE 4

LOAN DOCUMENTS

4.1.         Loan Documents. As a condition precedent to the Loan Opening, Borrower agrees that it will deliver the following Loan Documents to Lender prior to the Loan Opening, all of which must be satisfactory to Lender and Lender’s counsel in form, substance and execution:

(a)          Promissory Note. A promissory note dated the date hereof (the “Note”), executed by Borrower and made payable to the order of Lender, in the Loan Amount.

(b)          Deed of Trust. A Deed of Trust, Security Agreement, Assignment of Rents and Leases and Fixture Filing dated as of even date herewith (the “Deed of Trust”), duly executed by Borrower for the benefit of Lender, conveying Borrower’s fee simple interest to the Land to the trustee thereunder and granting a first lien on the fee simple interest in the Land to secure the Note, the Loan and all obligations of Borrower in connection therewith.

(c)          Financing Statements. Uniform Commercial Code Financing Statements as required by Lender to perfect all security interests granted to Lender.

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(d)          Guaranty. A Guaranty of even date herewith (the “Guaranty”) executed by Guarantor to and for the benefit of Lender, guaranteeing to Lender the payment of all amounts due in connection with the Loan.

(e)          Environmental Indemnity. An Environmental Indemnity Agreement of even date herewith (the “Environmental Indemnity”), jointly and severally executed by Borrower and Guarantor to and for the benefit of Lender, indemnifying Lender for all risks, liabilities, costs and expenses which may be incurred as a result of environmental matters at the Premises.

(f)          Other Loan Documents. Such other documents and instruments as further security for the Loan as Lender may reasonably require.

ARTICLE 5

CONDITIONS TO LOAN OPENING

5.1.          Conditions to Loan Opening. As a condition precedent to the Loan Opening, Borrower shall furnish the following to Lender prior to the Loan Opening or at such time as is set forth below, all of which must be strictly satisfactory to Lender and Lender’s counsel in form, content and execution:

(a)          Title Insurance Policy. At the Loan Opening, an ALTA Loan Policy-2006 issued on the date of the Loan Opening by the Title Insurance Company to Lender in the full amount of the Loan, insuring the Deed of Trust to be a valid first, prior and paramount lien upon the fee title to the Premises subject only to the Permitted Exceptions (the “Title Insurance Policy”) with such endorsements as Lender may require.

(b)          Survey. A plat of survey (the “Survey”) of the Land made by a land surveyor licensed in the State, which Survey must be satisfactory to the Lender, showing:

(i)          the location of all foundations, driveways, parking areas, number of parking spaces, fences and other improvements on the Land including the Property;

(ii)         the location (and recording numbers, to the extent recorded) of all visible or recorded easements (including appurtenant easements), water courses, drains, sewers, public and private roads (including the names and widths thereof and recording numbers for the dedications thereof), other rights of way, and curb cuts, if any, within, adjacent to or serving the Premises or to which the Premises are subject, and the proposed location of any such easements to be granted; that the same are unobstructed; and that all portions of the Property will have direct access to dedicated public roads;

(iii)        the location of the servient estate of any easements, if the Land is the dominant estate thereunder;

(iv)        the common street address of the Premises and the dimensions, boundaries and acreage or square footage of the Land;

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(v)         that all improvements on the Land, are placed within the lot and building lines and in compliance with all deed restrictions, recorded plats, other restrictions of record and ordinances relating to the location thereof (and, to the extent that any deed restrictions, recorded plats, other restrictions of record or ordinances require any structure to be set back specified distances from any line, showing said line and the measured distance of said structure, or the proposed location of said structure, from said line);

(vi)        that there are no encroachments onto the Land from improvements located on adjoining property;

(vii)       the location and course of all utility lines;

(viii)      if the Premises comprise more than one parcel, interior lines and other data sufficient to insure contiguity; and

(ix)         such additional information which may be required by Lender or the Title Insurance Company.

The Survey shall be made in accordance with (i) the 2016 Minimum Standard Detail Requirements for ALTA/NSPS Land Title Surveys, jointly established and adopted by ALTA and NSPS including items 1, 2, 3, 4, 6(a), 6(b), 7(a), 8, 9, 10, 11, 13, 16 and 19 of Table A thereof and (ii) the laws of the State. To the extent that there is any conflict or inconsistency among the Survey standards described above, the more restrictive standard shall apply. The Survey shall be dated not later than sixty (60) days prior to the Loan Opening, and shall bear a proper certificate by the surveyor, which certificate shall recite compliance with the laws and standards enumerated above, shall include the legal description of the Premises and shall run in favor of Borrower, Lender and the Title Insurance Company.

(c)          Insurance Policies. Borrower shall, during the term of this Agreement, procure at its expense or cause to be procured and keep in force the insurance coverages required under the Deed of Trust. In addition, all insurance shall be in form, content and amounts approved by Lender and written by an insurance company or companies licensed to do business in the state in which the Premises are located and domiciled in the United States or a governmental agency or instrumentality approved by Lender. The policies for such insurance shall have attached thereto standard mortgagee clauses in favor of and permitting Lender to collect any and all proceeds payable thereunder and shall include a thirty (30) day (except for nonpayment of premium, in which case, a ten (10) day) notice of cancellation clause in favor of Lender. All policies or certificates of insurance shall be delivered to and held by Lender as further security for the payment of the Note and any other obligations arising under the Loan Documents, with evidence of renewal coverage delivered to Lender at least thirty (30) days before the expiration date of any policy.

(d)          Utilities; Licenses; Permits. Evidence satisfactory to Lender that:

(i)          all utility and municipal services required for the occupancy and operation of the Premises are available for use at the Premises; and

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(ii)         the storm and sanitary sewage disposal system, the water system and all mechanical systems serving the Premises comply with all applicable laws, ordinances, rules and regulations, including Environmental Laws and the applicable environmental protection agency, pollution control board and/or other governmental agencies having jurisdiction of the Premises.

(e)          Environmental Report. A written report (the “Environmental Report”) prepared at Borrower’s sole cost and expense by an independent professional environmental consultant approved by Lender in its sole and absolute discretion. The Environmental Report shall be subject to Lender’s approval in its sole and absolute discretion. If the Environmental Report reveals contamination or conditions warranting further investigation in order to establish baseline data, Lender may require, in its sole and absolute discretion, a written report (also referred to herein as the “Environmental Report”) based on additional testing and investigation in order to define the source and extent of the contamination or to establish baseline data. Any additional Environmental Report prepared pursuant to this requirement shall be subject to Lender’s approval, in its sole and absolute discretion.

(f)           Appraisal. An appraisal satisfactory and addressed to Lender prepared by a certified or licensed appraiser who is approved by Lender. The appraisal must show an appraised value of the Premises satisfactory to Lender.

(g)          Documents of Record. Copies of all covenants, conditions, restrictions, easements and matters of record which affect the Premises.

(h)          Searches. A report from the Title Insurance Company or the appropriate filing officers of the state and county in which the Land is located, indicating that no judgments, tax or other liens, security interests, leases of personalty, financing statements or other encumbrances (other than Permitted Exceptions and liens and security interests in favor of Lender) are of record or on file encumbering any portion of the Land, and that there are no judgments, tax liens, pending litigation or bankruptcy actions outstanding with respect to Borrower and the Guarantor.

(i)           Borrower’s Attorney’s Opinion. An opinion of Borrower’s counsel addressing such issues as Lender may request, including due formation, authorization and enforceability of the Loan Documents, all in form and substance reasonably satisfactory to Lender:

(j)           Organizational Documents. A copy of the operating agreement creating Borrower certified by the manager or the controlling member of such entity as being a true and correct copy and as otherwise unmodified and in full force and effect, together with a current Certificate of Good Standing for Borrower from the state of incorporation and the State, a certified copy of the Articles of Organization, including all amendments thereto, for Borrower, a certificate from the manager or controlling member providing that no certificate of dissolution has been filed, a notarized incumbency certificate showing specimen signatures for all of the members of Borrower executing any Loan Documents and, if necessary, certified copies of resolutions from the members authorizing execution and delivery of the Loan Documents.

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(k)          Real Estate Taxes. Copies of the most recent real estate tax bills for the Land and evidence satisfactory to Lender that the Land is separately assessed for real estate taxing purposes.

(l)           Broker. Evidence satisfactory to Lender that all brokers’ commissions or fees due with respect to the Loan or the Property have been paid in full in cash.

(m)         Additional Documents. Such other papers and documents regarding Borrower or the Property as Lender may require.

5.2.         Termination of Agreement. Borrower agrees that all conditions precedent to the Loan Opening will be complied with on or prior to the Loan Opening Date. If all of the conditions precedent to the Loan Opening hereunder shall not have been performed on or before the Loan Opening Date, Lender, at its option at any time thereafter and prior to the Loan Opening, may terminate this Agreement and all of its obligations hereunder by giving a written notice of termination to Borrower. In the event of such termination, Borrower shall pay all Loan Expenses which have accrued or been charged as of the Loan Opening Date.

ARTICLE 6

DISBURSEMENTS

6.1.         Conditions Precedent to Disbursement of Loan Proceeds. No disbursement of Loan Proceeds shall be made by Lender to Borrower at any time unless:

(a)          all conditions precedent to that disbursement have been satisfied, including, without limitation, performance of all of the then pending obligations of Borrower under this Agreement and the Loan Documents;

(b)          no Event of Default then exists under this Agreement or under any Loan Document, and no event, circumstance or condition has occurred or exists which, with the passage of time or the giving of notice, would constitute an Event of Default under this Agreement or under the Loan Documents;

(c)          no litigation or proceedings are pending or threatened (including proceedings under Title 11 of the United States Code) against Borrower, or Guarantor, the Property, which litigation or proceedings, in the sole and exclusive judgment of Lender, is material; and

(d)          all representations and warranties made by Borrower to Lender herein and otherwise in connection with this Loan continue to be accurate.

6.2.         Loan Disbursement. Subject to the satisfaction of the terms and conditions herein contained, the Loan Proceeds shall be disbursed as follows:

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(a)          The Loan Opening shall be made at such time as all of the conditions and requirements of this Agreement required to be performed by Borrower or other parties prior to the Loan Opening have been satisfied or performed. At the Loan Opening, Lender shall disburse funds necessary to pay any Loan Expenses then due.

(b)          If any disbursement of Loan Proceeds is made by Lender into a third party escrow, those Loan Proceeds shall be considered to be disbursed to Borrower from the date of deposit into that escrow, and interest shall accrue on those Loan Proceeds from that date.

(c)          Borrower hereby requests and authorizes Lender to make advances directly to itself for payment and reimbursement of all interest, charges, costs and expenses incurred by Lender in connection with the Loan, including, but not limited to, (i) interest due on the Loan and any points, loan fees, service charges, commitment fees or other fees due to Lender in connection with the Loan; (ii) all title examination, survey, escrow, filing, search, recording and registration fees and charges; (iii) all documentary stamp and other taxes and charges imposed by law on the issuance or recording of any of the Loan Documents; (iv) all appraisal fees; (v) all title, casualty, liability, payment, performance or other insurance or bond premiums; (vi) all reasonable fees and disbursements of legal counsel engaged by Lender in connection with the Loan; and (vii) any amounts required to be paid by Borrower under this Agreement, the Deed of Trust or any Loan Document after the occurrence of an Event of Default (all of which are herein referred to as the “Loan Expenses”).

6.3.         Expenses and Advances Secured by Deed of Trust. Any and all advances or payments made by Lender hereunder, from time to time, and any amounts expended by Lender pursuant to this Agreement, together with attorneys’ fees, if any, and all other Loan Expenses, as and when advanced or incurred, shall be deemed to have been disbursed as part of the Loan and be and become secured and guaranteed by the Loan Documents to the same extent and effect as if the terms and provisions of this Agreement were set forth therein, whether or not the aggregate of such indebtedness shall exceed the face amount of the Note.

6.4.         Acquiescence not a Waiver. To the extent that Lender may have acquiesced (whether intentionally or unintentionally) in the Borrower’s failure to comply with and satisfy any condition precedent to the Loan Opening, such acquiescence shall not constitute a waiver by Lender of any condition precedent set forth in this Agreement, and Lender at any time thereafter may require the Borrower to comply with and satisfy all conditions and requirements of this Agreement.

ARTICLE 7

RESERVES

7.1.          Setting Up and Adjusting Reserves. At the Loan Opening, Lender may pay from the proceeds of the Loan all Loan Expenses, to the extent the same have not been previously paid. Upon the occurrence of an Event of Default, Lender may also designate reasonable reserves (the “Reserves”) and thereafter from time to time in its reasonable discretion may adjust the amount of such Reserves as circumstances may require for any or all of the following purposes to cover the actual or estimated amounts required for such purposes until the Maturity Date of the Loan:

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(a)          An amount, as estimated by Lender, for real estate taxes which will accrue prior to the Maturity Date, and for tax deposits, if any, required by the Deed of Trust; and

(b)          An amount, as estimated by Lender, for premiums on insurance policies required to be furnished by Borrower hereunder, payable prior to the Maturity Date, and;

(c)          Funds to pay any license fees, mortgage or lease guaranty insurance premiums, permits and other charges and fees; and

(d)          Funds for any capital improvements or replacements or maintenance at the Property.

7.2.         Disbursement of Reserves. Provided that no Event of Default hereunder has occurred, (ii) no event or circumstance has occurred which, with the passage of time, the giving of notice, or both, could constitute an Event of Default, Lender may, and at the request of Borrower shall, disburse the Reserves for the respective purposes for which they have been set aside, either by payment of items for which the Reserves have been set aside, or by reimbursement to Borrower for payments so made by Borrower.

7.3.         Interest on Reserves. The Loan is deemed disbursed in its entirety at the Loan Opening whether disbursed to Borrower or to any reserve account and shall accrue interest at the Interest Rate. Payments by Lender into an escrow or title indemnity or otherwise for the benefit of Borrower or to satisfy any requirements of the Title Insurance Company shall likewise be deemed a disbursement.

7.4.         Application of Reserves in Case of Event of Default. In case of Event of Default, Lender may use and apply Reserves or any monies deposited by Borrower with Lender, regardless of the purpose for which deposited, to cure such Event of Default or to apply as a prepayment of the Loan.

ARTICLE 8

FURTHER AGREEMENTS OF BORROWER

8.1.         Furnishing Information. Borrower will:

(a)          promptly supply, or cause to be supplied to, Lender with such information concerning its assets, liabilities and affairs, and the assets, liabilities and affairs of Guarantor, as Lender may reasonably request from time to time hereafter; which in the case of, and of behalf of, Borrower shall include a profit and loss statement for the Property, and without necessity of any request by Lender, as soon as available and in no event later than one hundred twenty (120) days after the close of each fiscal year, financial statements of Guarantor consisting of a balance sheet and statement of income and expense prepared in accordance with generally accepted accounting principles and certified by an officer of Guarantor as being true and correct; and true, complete and correct copies of Guarantor’s filed federal tax returns, including all schedules, within thirty (30) days of filing.

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(b)          Provide to Lender not later than thirty (30) days after December 31 of each year a rent roll or occupancy statement for the Property in form and substance satisfactory to Lender.

(c)          Provide to Lender not later than ten (10) days after Borrower receives tenant’s annual audited financial statements which are required from tenant not later than forty-five (45) days after tenant’s fiscal year end time period, and semi-annual unaudited financial statements each as required pursuant to Section 14.21 of the Lease.

(d)          Provide to Lender not later than ten (10) days after Borrower receives the lease guarantor’s annual financial statements and annual tax returns which are required from lease guarantor not later than February 15 of each year pursuant to Section 14.21 of the Lease.

(e)          Provide to Lender not later than thirty (30) days after December 31 of each year an annual account statement of Borrower’s operating account for the Premises.

(f)          promptly notify Lender of any condition or event which constitutes (or which, with the giving of notice or lapse of time, or both, would constitute) an Event of Default, and of any material adverse change in the financial condition of Borrower or Guarantor;

(g)          maintain a standard and modern system of accounting in accordance with generally accepted accounting principles;

(h)          permit Lender, its agents or representatives to have access to and to examine all books and records regarding the Premises at any time or times hereafter during business hours; and

(i)          permit Lender to copy and make abstracts from any and all of said books and records.

8.2.         Debt Service Coverage Ratio. Borrower shall maintain at all times during the term of the Loan a Debt Service Coverage Ratio not less than 1.50 to 1.0 to be tested on an annual basis commencing on December 31, 2018. Debt Service Coverage Ratio is calculated as follows: (i) net income (determined in accordance with sound business accounting principles and eliminating the effect of any extraordinary items) plus the aggregate amounts deducted in determining such net income in respect of a (A) interest expense, (B) income taxes, (C) depreciation and amortization expenses and (D) other non-cash expenses deducted in computing net income minus net capital expenditures during such period divided by (ii) the sum during such period of (A) scheduled payments of principal and interest required under the Loan and (B) scheduled payments of principal and interest on any other indebtedness.

8.3.         Compliance with Covenants; Prohibition Against Additional Recordings. Borrower will comply with all recorded or other covenants affecting the Premises. Borrower will not record or permit to be recorded any document, instrument, agreement or other writing against the Land or Improvements without the prior written consent of Lender, which shall not be unreasonably withheld, conditioned or delayed. Borrower acknowledges and agrees that Lender has the right to protect its interests and may order such title and lien searches as Lender deems necessary but in no event more than once annually at Borrower’s expense.

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8.4.         Accounts. Borrower shall maintain a share account with Lender, which share account shall be subject to Lender’s security interest and shall not bear interest unless required by applicable law.

8.5.         Distributions. Borrower shall not make any distributions to its members, partners or shareholders, outside the ordinary course of Borrower’s business (including without limitation, statutorily required distributions to be distributed to the shareholders of Guarantor), as the case may be, of any revenue received by or on behalf of Borrower from the operation and ownership of the Property, unless or until the Loan and all interest accrued thereon and other amounts due and owing to Lender under the Loan Documents have been repaid in full.

8.6.         Further Assurance. Borrower, on request of Lender, from time to time, will execute and deliver such documents as may be necessary to perfect and maintain perfected as valid liens upon the Premises and the personal property located thereon the liens granted to Lender pursuant to this Agreement or any of the other Loan Documents, and to fully consummate the transactions contemplated by this Agreement.

ARTICLE 9

CASUALTIES AND CONDEMNATION

9.1.         Application of Insurance Proceeds and Condemnation Awards. The proceeds of any insurance policies collected or claims as a result of any loss or damage to any portion of the Property resulting from fire, vandalism, malicious mischief or any other casualty or physical harm and any awards, judgments or claims resulting from the exercise of the power of condemnation or eminent domain shall be applied to reduce the outstanding balance of the Loan or to rebuild and restore the Property, as provided in the Deed of Trust. Borrower shall not settle and adjust any claims under policies of insurance without Lender’s prior written consent, except as provided in the Deed of Trust.

ARTICLE 10

ASSIGNMENTS, SALE AND ENCUMBRANCES

10.1.       Lender’s Right to Assign. Lender may assign, negotiate, pledge or otherwise hypothecate this Agreement or any of its rights and security hereunder, including the Note, Deed of Trust, and other Loan Documents to any bank, participant, financial institution, or any other person or entity and in case of such assignment, Borrower will accord full recognition thereto and agree that all rights and remedies of Lender in connection with the interest so assigned shall be enforceable against Borrower by such bank, participant, financial institution or any other person or entity with the same force and effect and to the same extent as the same would have been enforceable by Lender but for such assignment.

10.2.       Prohibition of Assignments and Encumbrances by Borrower. Except as expressly provided in the Deed of Trust, Borrower, without the prior written consent of Lender, shall not create, effect, consent to, attempt, contract for, agree to make, suffer or permit any Prohibited Transfer (as defined in the Deed of Trust). Notwithstanding the foregoing to the contrary, an assumption of the Loan may be permitted on the condition that the replacement borrower and guarantor are subject in all respects to Lender’s approval in Lender’s sole and absolute discretion.

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ARTICLE 11

EVENTS OF DEFAULT BY BORROWER

11.1.       Event of Default Defined. The occurrence of any one or more of the following shall constitute an “Event of Default” as said term is used herein, and any Event of Default which may occur hereunder shall constitute an Event of Default under each of the other Loan Documents:

(a)          Borrower fails to pay (i) any installment of principal or interest payable pursuant to the Note within ten (10) days after the date notice is received that such payment is due, or (ii) any other amount payable to Lender under the Note, this Agreement or any of the other Loan Documents within ten (10) days after the date when any such payment is due in accordance with the terms hereof or thereof;

(b)          Borrower fails to perform or cause to be performed any other obligation or observe any other condition, covenant, term, agreement or provision required to be performed or observed by Borrower under this Agreement not otherwise described in Sections 11.1(a), or (c) through (q); provided, however, that if this Agreement does not provide for a specific grace, notice or cure period, and further provided that if such failure by its nature can be cured, then so long as the continued operation and safety and the value of the Premises are not impaired, threatened or jeopardized, Borrower shall have a period (the “Cure Period”) of thirty (30) days after Borrower obtains actual knowledge of such failure or receives written notice of such failure to cure the same and an Event of Default shall not be deemed to exist during the Cure Period, which Cure Period shall, be extended up to an additional sixty (60) days provided that Borrower commences a cure within such initial thirty (30) day period and thereafter diligently and continuously pursues such cure;

(c)          The existence of any inaccuracy or untruth in any material respect in any representation or warranty contained in this Agreement or any of the other Loan Documents or of any statement or certification as to facts delivered to Lender by Borrower or Guarantor;

(d)          The occurrence of a Prohibited Transfer (as defined in the Deed of Trust);

(e)          The existence of any collusion, fraud, dishonesty or bad faith by or with the acquiescence of Borrower or Guarantor which in any way relates to or affects this Loan or the Property;

(f)           The occurrence of a material adverse change in the financial condition of Guarantor, unless within the thirty (30) day period immediately following such aggregate material change (i) Borrower provides Lender with a substitute guarantor whose creditworthiness and real estate experience and skills are comparable to those of the original guarantor and who is otherwise acceptable to Lender in Lender’s sole discretion, and (ii) such substitute guarantor executes a guaranty in favor of Lender in form and substance substantially similar to the existing guaranty and otherwise satisfactory to Lender;

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(g)          Borrower or Guarantor (i) files a voluntary petition in bankruptcy or is adjudicated a bankrupt or insolvent or files any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal, state, or other statute or law, or (ii) seeks or consents to or acquiesces in the appointment of any trustee, receiver or similar officer of Borrower or of all or any substantial part of the property of Borrower or Guarantor or any of the Premises; or all or a substantial part of the assets of Borrower or Guarantor are attached, seized, subjected to a writ or distress warrant or are levied upon unless the same is released or located within sixty (60) days;

(h)          The commencement of any involuntary petition in bankruptcy against Borrower or Guarantor or the institution against Borrower or Guarantor of any reorganization, arrangement, composition, readjustment, dissolution, liquidation or similar proceedings under any present or future federal, state or other statute or law, or the appointment of a receiver, trustee or similar officer for all or any substantial part of the property of Borrower or Guarantor, which shall remain undismissed or undischarged for a period of sixty (60) days;

(i)           The dissolution, termination or merger of Borrower or Guarantor unless within the sixty (60) day period immediately following such death or declaration of legal incompetency (i) Borrower provides Lender with a substitute guarantor whose creditworthiness and real estate experience and skills are comparable to those of the original guarantor and who is otherwise acceptable to Lender in Lender’s sole discretion, and (ii) such substitute guarantor executes a guaranty in favor of Lender in form and substance substantially similar to the existing guaranty and otherwise satisfactory to Lender; or

(j)            The occurrence of an “Event of Default” under the Note or any of the other Loan Documents.

ARTICLE 12

LENDER’S REMEDIES UPON EVENT OF DEFAULT

12.1.       Remedies Conferred upon Lender. Upon the occurrence of any Event of Default, Lender, in addition to all remedies conferred upon Lender by law and by the terms of the Note, the Deed of Trust and the other Loan Documents, may pursue any one or more of the following remedies concurrently or successively, it being the intent hereof that none of such remedies shall be to the exclusion of any others:

(a)          Take possession of the Premises and do anything required, necessary or advisable in Lender’s reasonable judgment to fulfill the obligations of Borrower hereunder. Without restricting the generality of the foregoing and for the purposes aforesaid, upon the occurrence of an uncured Event of Default and during the continuance thereof, Borrower hereby appoints and constitutes Lender as Borrower’s lawful attorney-in-fact with full power of substitution in the premises to perform the following actions:

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(i)          without inquiring into and without respect to the validity thereof, to pay, settle or compromise all existing bills and claims which may be liens, or to avoid such bills and claims becoming liens, against the Premises or any portion of the Premises or for the clearance of title to the Premises;

(ii)         to prosecute and defend actions or proceedings in connection with the Premises;

(iii)        to take action and require such performance as Lender deems necessary or advisable under any of the bonds to be furnished hereunder and to make settlements and compromises with the surety or sureties thereunder, and in connection therewith, to execute instruments of release and satisfaction; and

(iv)        to do any and every act which Borrower might do in its own behalf with respect to the Premises, it being understood and agreed that this power of attorney shall be a power coupled with an interest and cannot be revoked;

(b)          Withhold further disbursement of the proceeds of the Loan and terminate any of its obligations to Borrower;

(c)          Declare the Note to be due and payable forthwith, without presentment, demand, protest or other notice of any kind, all of which Borrower hereby expressly waives;

(d)          In addition to any rights of setoff that Lender may have under applicable law, Lender, without notice of any kind to Borrower, may appropriate and apply to the payment of the Note or of any sums due under this Agreement any and all balances, deposits, credits, accounts, certificates of deposit, instruments or money of Borrower then or thereafter in the possession of Lender; and

(e)          Exercise or pursue any other remedy or cause of action permitted at law or in equity or under this Agreement or any other Loan Document, including, but not limited to, foreclosure of the Deed of Trust and enforcement of all Loan Documents.

12.2.       Right of Lender to Make Advances to Cure Event of Defaults; Obligatory Advances. If Borrower shall fail to perform any of its covenants or agreements herein or in any of the other Loan Documents contained, Lender may (but shall not be required to), subject to Section 11.1(b) hereof, perform any of such covenants and agreements, and any amounts expended by Lender in so doing, and any amounts expended by Lender pursuant to Section 12.1 hereof and any amounts advanced by Lender pursuant to this Agreement shall be deemed advanced by Lender under an obligation to do so regardless of the identity of the person or persons to whom said funds are disbursed. Loan Proceeds advanced by Lender in the exercise of its judgment that the same are needed to complete the Property to protect its security for the Loan are obligatory advances hereunder and shall constitute additional indebtedness payable on demand and evidenced and secured by the Loan Documents.

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12.3.       Attorneys’ Fees. Borrower will pay Lender’s reasonable attorneys’ fees and costs in connection with the negotiation, preparation, administration and enforcement of this Agreement; without limiting the generality of the foregoing, if at any time or times hereafter Lender employs counsel for advice or other representation with respect to any matter concerning Borrower, this Agreement, the Premises or the Loan Documents or to protect, collect, lease, sell, take possession of, or liquidate any of the Premises, or to attempt to enforce or protect any security interest or lien or other right in any of the Premises or under any of the Loan Documents, or to enforce any rights of Lender or obligations of Borrower or any other person, firm or corporation which may be obligated to Lender by virtue of this Agreement or under any of the Loan Documents or any other agreement, instrument or document, heretofore or hereafter delivered to Lender in furtherance hereof, then in any such event, all of the attorneys’ fees arising from such services, and any expenses, costs and charges relating thereto (including reasonable attorneys’ fees and time charges of attorneys who may be employees of Lender or any affiliate of Lender), shall constitute an additional indebtedness owing by Borrower to Lender payable on demand and evidenced and secured by the Loan Documents.

12.4.       No Waiver. No failure by Lender to exercise, or delay by Lender in exercising, any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof, or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement and in the Loan Documents are cumulative and not exclusive of each other or of any right or remedy provided at law or in equity. No notice to or demand on Borrower in any case, in itself, shall entitle Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of Lender to any other or further action in any circumstances without notice or demand.

12.5.       Default Rate. From and after the date of any Event of Default until the date on which such Event of Default is cured or waived, interest on funds outstanding hereunder shall accrue at the Default Rate and be payable on demand. The failure of Lender to charge interest at the Default Rate shall not be evidence of the absence of an Event of Default or waiver of an Event of Default by Lender.

ARTICLE 13

MISCELLANEOUS

13.1.       Time is of the Essence. Borrower agrees that time is of the essence in all of their covenants under this Agreement.

13.2.       Lender’s Determination of Facts. Lender at all times shall be free to establish independently to its satisfaction and in its sole and absolute discretion the existence or nonexistence of any fact or facts, the existence or nonexistence of which is a condition of this Agreement.

13.3.       Prior Agreements. This Agreement and the other Loan Documents, and any other documents or instruments executed pursuant thereto or contemplated thereby, shall represent the entire, integrated agreement between the parties hereto, and shall supersede all prior negotiations, representations or agreements pertaining thereto, either oral or written. This Agreement and any provision hereof shall not be modified, amended, waived or discharged in any manner other than by a written amendment executed by all parties to this Agreement.

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13.4.       Disclaimer by Lender. Lender shall not be liable for any debts or claims accruing in favor of any such parties against Borrower or against the Premises. Borrower is not or shall not be an agent of Lender for any purposes, and Lender is not a venture partner with Borrower in any manner whatsoever. Lender shall not be deemed to be in privity of contract with any provider of services on or to the Premises, nor shall any payment of funds directly to a or provider of services be deemed to create any third party beneficiary status or recognition of same by Lender unless and until Lender expressly assumes such status in writing. No other party shall be deemed to be a third party beneficiary of this Agreement or any of the Loan Documents. Approvals granted by Lender for any matters covered under this Agreement shall be narrowly construed to cover only the parties and facts identified in any written approval or, if not in writing, such approvals shall be solely for the benefit of Borrower.

13.5.       Indemnification. To the fullest extent permitted by law, Borrower hereby agrees to protect, indemnify, defend and save harmless, Lender and its directors, officers, agents and employees from and against any and all liability, expense or damage of any kind or nature and from any suits, claims or demands, including legal fees and expenses on account of any matter or thing or action or failure to act by Lender, whether or not in litigation, arising out of this Agreement or in connection herewith unless such suit, claim or damage is caused solely by any act, omission or willful malfeasance of Lender, its directors, officers, agents and authorized employees. This indemnity is not intended to excuse Lender from performing hereunder. This obligation on the part of Borrower shall survive the closing of the Loan, the repayment thereof and any cancellation of this Agreement. Borrower shall pay, and hold Lender harmless from, any and all claims of any brokers, finders or agents claiming a right to any fees in connection with arranging the financing contemplated hereby. Lender hereby represents that it has not employed a broker or other finder in connection with the Loan. The Borrower covenants and agrees that all brokerage commissions or finder’s fees in connection with the Loan shall be fully paid at the Loan Opening. Borrower represents and warrants that other than the brokerage commissions or finder’s fees paid at closing, there are no other brokerage commissions or finder’s fees due or to be paid in connection with the Loan.

13.6.       Captions. The captions and headings of various Articles and Sections of this Agreement and exhibits pertaining hereto are for convenience only and are not to be considered as defining or limiting in any way the scope or intent of the provisions hereof.

13.7.       Inconsistent Terms and Partial Invalidity. In the event of any inconsistency among the terms hereof (including incorporated terms), or between such terms and the terms of any other Loan Document, Lender may elect which terms shall govern and prevail. If any provision of this Agreement, or any paragraph, sentence, clause, phrase or word, or the application thereof, in any circumstances, is adjudicated by a court of competent jurisdiction to be invalid, the validity of the remainder of this Agreement shall be construed as if such invalid part were never included herein.

13.8.       Gender and Number. Any word herein which is expressed in the masculine or neuter gender shall be deemed to include the masculine, feminine and neuter genders. Any word herein which is expressed in the singular or plural number shall be deemed, whenever appropriate in the context, to include the singular and the plural.

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13.9.       Notices. Any notices, communications and waivers under this Agreement shall be in writing and shall be (i) delivered in person, (ii) mailed, postage prepaid, either by registered or certified mail, return receipt requested, or (iii) sent by overnight express carrier, addressed in each case as follows:

To the Lender:	Alliant Credit Union
11545 W. Touhy Avenue
Chicago, Illinois 60666
Attn: Vice President – Member Business Lending
Telephone: (773) 462-2000

With a copy to:	Latimer LeVay Fyock LLC
55 W. Monroe Street
Suite 1100
Chicago, Illinois 60603
Attn: Brian LeVay, Esq.
Telephone: (312) 422-8000

To the Borrower:	RU 6877-6971 West Frye Road Chandler AZ, LLC
3090 Bristol Street
Suite 550
Costa Mesa, California 92626
Attn: Chief Financial Officer
Telephone: (949) 662-1097

With a copy to:	Daniel K. Winton, Esq.
4685 Macarthur Court
#450
Newport Beach, California 92660
Telephone: (949) 252-0516

or to any other address as to any of the parties hereto, as such party shall designate in a written notice to the other party hereto. All notices sent pursuant to the terms of this Section shall be deemed received (i) if personally delivered, then on the date of delivery, (ii) if sent by overnight, express carrier, then on the next Business Day immediately following the day sent, or (iii) if sent by registered or certified mail, then on the earlier of the third Business Day following the day sent or when actually received.

13.10.     Effect of Agreement. The submission of this Agreement and the Loan Documents to Borrower for examination does not constitute a commitment or an offer by Lender to make a commitment to lend money to Borrower; this Agreement shall become effective only upon execution and delivery hereof by Lender to Borrower.

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13.11.     Governing Law. This Agreement has been negotiated, executed and delivered at Chicago, Illinois, and shall be construed and enforced in accordance with the laws of the State of Illinois, without reference to its choice of law or conflicts of law principles.

13.12.     Consent to Jurisdiction. TO INDUCE LENDER TO ACCEPT THE NOTE, BORROWER IRREVOCABLY AGREES THAT, SUBJECT TO LENDER'S SOLE AND ABSOLUTE ELECTION, ANY ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATED THIS AGREEMENT WHICH ARE REQUIRED TO BE LITIGATED IN THE COUNTY IN WHICH THE PROPERTY IS LOCATED, WILL BE LITIGATED IN COURTS HAVING SITUS IN THE COUNTY IN WHICH THE PROPERTY IS LOCATED AND ALL OTHER ACTIONS SHALL BE LITIGATED IN COURTS HAVING SITUS IN CHICAGO ILLINOIS. EXCEPT FOR ACTIONS REQUIRING LITIGATION IN THE COUNTY IN WHICH THE PROPERTY IS LOCATED, BORROWER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY COURT LOCATED WITHIN CHICAGO, ILLINOIS, WAIVES PERSONAL SERVICE OF PROCESS UPON BORROWER, AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL DIRECTED TO BORROWER AT THE ADDRESS STATED HEREIN AND SERVICE SO MADE WILL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT.

13.13.     Waiver of Defenses. IF A CLAIM IS MADE THAT LENDER OR ITS AGENTS HAVE UNREASONABLY DELAYED ACTING OR ACTED UNREASONABLY IN ANY CASE WHERE BY LAW OR UNDER THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS ANY OF SUCH PERSONS HAS AN OBLIGATION TO ACT PROMPTLY OR REASONABLY, BORROWER AGREES THAT NO SUCH PERSON SHALL BE LIABLE FOR ANY MONETARY DAMAGES, AND BORROWER'S SOLE REMEDY SHALL BE LIMITED TO COMMENCING AN ACTION SEEKING SPECIFIC PERFORMANCE, INJUNCTIVE RELIEF AND/OR DECLARATORY JUDGMENT; PROVIDED, HOWEVER, THAT THE FORGOING SHALL NOT PREVENT BORROWER FROM OBTAINING A MONETARY JUDGMENT AGAINST LENDER IF IT IS DETERMINED BY A COURT OF COMPETENT JURISDICTION THAT LENDER ACTED WITH GROSS NEGLIGENCE, BAD FAITH OR WILLFUL MISCONDUCT. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, BORROWER SHALL NOT ASSERT, AND HEREBY WAIVES, ANY CLAIM AGAINST LENDER AND/OR ITS AFFILIATES, DIRECTORS, EMPLOYEES, ATTORNEYS, AGENTS OR SUB-AGENTS, ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES ARISING OUT OF, AS A RESULT OF, OR IN ANY WAY RELATED TO, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY OR REFERRED TO HEREIN OR THEREIN, THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, THE LOAN OR THE USE OF THE PROCEEDS THEREOF OR ANY ACT OR OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH.

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13.14.     Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement. Receipt of an executed signature page to this Agreement by facsimile or other electronic transmission shall constitute effective delivery thereof. Electronic records of executed Loan Documents maintained by Lender shall be deemed to be originals thereof.

13.15.     Waiver of Jury Trial. BORROWER AND LENDER (BY ACCEPTANCE HEREOF), HAVING BEEN REPRESENTED BY COUNSEL EACH KNOWINGLY AND VOLUNTARILY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (a) UNDER THIS AGREEMENT OR ANY RELATED AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THIS AGREEMENT OR (b) ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING WILL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. BORROWER AGREES THAT IT WILL NOT ASSERT ANY CLAIM AGAINST LENDER OR ANY OTHER PERSON INDEMNIFIED UNDER THIS AGREEMENT ON ANY THEORY OF LIABILITY FOR SPECIAL, INDIRECT, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES.

[Signature Page Follows]

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IN WITNESS WHEREOF, Lender and Borrower have caused this Loan Agreement to be executed the day and year first above written.

BORROWER:

RU 6877-6971 West Frye Road Chandler AZ, LLC, a California limited liability company

By:	Rich Uncles NNN Operating Partnership, LP, a Delaware limited partnership, its sole member

	By:	RW Holdings NNN REIT, Inc., a Maryland corporation, its general partner

	By:	/s/ David A. Perduk
Name: David A. Perduk
Title: Chief Investment Officer

LENDER:

Alliant Credit Union,
an Illinois state chartered credit union

By:	/s/ Beverly Harvey
Name: Beverly Harvey
Title: Manager, Commercial Closing & Servicing

EXHIBIT A

Legal Description of Property

PARCEL NO. 1:

LOT 1 AND LOT 2, OF SANTAN TECHNOLOGY PARK SECOND AMENDED, ACCORDING TO THE PLAT OF RECORD IN THE OFFICE OF THE COUNTY RECORDER OF MARICOPA COUNTY, ARIZONA, RECORDED IN BOOK 1176 OF MAPS, PAGE 4.

PARCEL NO. 2:

AN EASEMENT FOR INGRESS AND EGRESS AS SHOWN ON THE FINAL PLAT FOR SANTAN TECHNOLOGY PARK, ACCORDING TO THE PLAT OF RECORD IN THE OFFICE OF THE COUNTY RECORDER OF MARICOPA COUNTY, ARIZONA, RECORDED IN BOOK 754 OF MAPS, PAGE 33.

PARCEL NO. 3:

RIGHTS AND EASEMENTS AS SET FORTH IN DECLARATION OF RESTRICTIONS AND GRANT OF EASEMENTS, RECORDED IN DOCUMENT NO. 2005-0805690, AND ALL AMENDMENTS THERETO.

Property Address: 6877-6971 West Frye Road, Chandler, AZ 85226